AGREEMENT OF INTERCONNECTIVITY FOR THE EXTENSION OF SATELLITE NETWORKS BETWEEN THE UNITED STATES OF MEXICO AND THE UNITED STATES OF AMERICA, MADE BY THE DECENTRALIZED ORGANIZATION TELECOMUNICACIONES DE MEXICO, HEREINAFTER REFERRED TO AS "TELECOMM", REPRESENTED HEREIN BY THEIR GENERAL MANAGER, ING. CARLOS MIER Y TERAN ORDIALES AND THE CORPORATION NAMED CHARTER COMMUNICATIONS INTERNATIONAL, INC., HEREINAFTER REFERRED TO AS "CCI", REPRESENTED HEREIN BY THEIR PRESIDENT, MR. ROAN SCRAPER, IN CONFORMITY WITH THE FOLLOWING INFORMATION, STATEMENTS AND
ARTICLES:

                                    STATEMENTS

I.   TELECOMM STATES:

I.1 That in accordance with Article 5, 2nd fragment, of the telecommunications regulations, the public services for the conduction of signals by satellite and of international links will be made by the federal government or by the decentralized organizations established for that purpose.

I.2 That it is a decentralized organization of the federal government of Mexico created by means of the presidential decree published in the official journal of the federation on August 20, 1986 and revised by several decrees published in the same journal on November 17, 1989, and October 29 & 30, 1990, with legal status and [TOTAL ASSETS], whose principal objective is to render the public services of telegraphy, radiotelegraphy and communications via satellite and telecommunications as charged by the federal executive.

I.3 That by designation from the federal executive, its general manager is Ing. Carlos Mier Y Teran Ordiales, who has sufficient authority to oblige and contract under the organization's name subject to the dispositions contained in Article 22 of the federal law of state institutions, to the applicable prescriptions of its organic law and to the decrees mentioned in the preceding declaration.

I.4 That its code for federal registry of contracting parties is TME-891117-F56.

I.5 That for the practice and fulfillment of the rights and obligations derived in this Agreement, appoints as its domicile the one located in the Eje Central Lazaro Cardenas N DEG. 567, Col. Narvarte, C.P. 03028, Mexico City, D.F.

II.  CCI STATES:

II.1 That it is a corporation duly constituted in conformity to the laws of the state of Nevada, United States of America, which has granted to it the Incorporation Certificate N DEG. 2367-95, of February 14, 1995, granted by the Secretary of the State of Nevada, United States of America, duly legalized by the Mexican Consul, C. Francisco Gonzalez Cosio,
      authorized by the Secretary of Foreign Affairs in the City of Houston, Texas, and translated to the spanish language by an expert translator authorized by the Supreme Court of Justice.

II.2 That its president, Mr. Roan Scraper, is duly authorized to sign this Agreement and oblige CCI under its terms.

II.3 That it has obtained from the Federal Communications Commission (FCC) authorizations N DEG. I-T-C-95-160 and TAO-2515, to operate its own teleports that will be used in the performance of this Agreement.

II.4 That for the practice and fulfillment of its rights and obligations derived from this Agreement, it designates as its legal domicile the one located at: 530 South Fourth Street, Las Vegas, NV 89101.

III.1 JOINT DECLARATIONS

III.1 That the assembly of Intelsat's has authorized, starting from September 11, 1985, the extension of the domestic satellite networks of Mexico and the United States of America to render public telecommunication services between both countries. Said authorization being complimentary with subsequent approvals.

III.2 TELECOMM and CCI both agree that TELECOMM'S satellite network, described under the first article of this Agreement, will be extended to the Republic of Panama with support from the teleports of Charter Communicaciones Internacionales Grupo, S.A., a subsidiary of CCI located in the Republic of Panama.

III.3 That the parties' intend to fulfill the above mentioned extension to render public telecommunication services between Mexico and the United States of America and thereby promote the development of said services for the benefit of their respective customers.

In accordance with the preceding declarations, the parties agree to bind themselves to comply with the following:

                                    ARTICLES

                            PURPOSE OF THE AGREEMENT

FIRST TELECOMM agrees to extend to the Republic of Panama its satellite network, INCLUDING ITS SPACE SEGMENT, BY MEANS OF EARTH STATIONS WITHIN THE AREA OF COVERAGE OF THE MEXICAN SATELLITE SYSTEM, WITH THE TELEPORTS OF CCI IN SAID COUNTRY, IN ORDER TO PROVIDE PERMANENT SERVICE OF DIGITAL SIGNALS.]

         TELECOMM and CCI bind themselves to carry out such interconnection according to the technical operations, financial accounting, commercial and administrative terms and formalities detailed in the Operations Agreement attached hereto and duly signed by the Parties set forth as Annex I.

                              INTERCONNECTION POINT

SECOND TELECOMM agrees to interconnect its satellite network with the Teleports of Charter Comunicaciones Internacionales Grupo, S.A. (Charter Panama), a subsidiary of CCI located in the county of Panama, as well as those CCI subsequently establishes, with the purpose of providing the conduction of digital signals as set forth herein.

         TELECOMM is responsible for the conduction of the signal to its satellites, and for its relay to the teleports of CCI.

         CCI is responsible for the conduction of the signal between its teleports and to its customers within the United States of America.

                                 CCI'S PARTICIPATION

THIRD CCI binds itself to maintain its teleports with sufficient capacity to provide for the requirements of customers and the conduction it considers necessary for the correct delivery of signals to their final destination.

FOURTH CCI binds itself to pay monthly to TELECOMM, according to the applicable and existing rates, the invoices issued in accordance with the terms set forth in the Tenth Article of this Agreement, to the following account of TELECOMM:

         International Bank
         Account N DEG. 0004004-001-5010
         New York Agency
         New York, N.Y.

FIFTH CCI commits itself that its customers in the Mexican territory will establish the infrastructure necessary to access the Mexican satellite system, subject to authorization by the Secretary of Communications and Transportation, which CCI will present to TELECOMM before commencing services.

SIXTH CCI binds itself to respect the agreements that TELECOMM has entered with other Institutions, to provide services through the solidaridad satellite system.

SEVENTH TELECOMM binds itself to lease to CCI directly or through their Brokers' capacity space segment in the Mexican satellite system in accordance with CCI's request and subject to availability.

         For the Mexican customers' of CCI, CCI must present authorization of the Secretary of Communications and Transportation.

EIGHTH TELECOMM binds itself to coordinate its performance with customers and CCI in fixing technical requirements, tests for accessibility to the Mexican satellite system, and informing CCI and customers of assigned technical parameters once these have satisfied said technical requirements.

NINTH TELECOMM will inform CCI of the assigned parameters to customers, once these have satisfied the technical requirements mentioned in the preceding Article.

                                    INVOICING

TENTH TELECOMM will prepare invoices for the satellite capacity assigned to CCI, according to the current rates authorized, including taxes to be retained and paid pursuant to the fiscal code of the United States of Mexico.

                                  NO EXCLUSIVITY

ELEVENTH The Parties agree that in this Agreement, does not create any right of exclusivity, and acknowledge that both are free to establish relations with third parties in order to provide similar services or different services.

                            REVISIONS TO THE AGREEMENT

TWELFTH The Parties agree that this Agreement can be revised only by means of an additional agreement executed by both of the undersigned Parties.

                                       BOND

THIR-
TEENTH CCI binds itself to guarantee the satellite capacity utilized with an amount equivalent to 3 (three) times what corresponds to the monthly amount of the applicable and standing rates with said capacity, CCI being solely liable by means of the bond issued by "Institucion Afianzdora Mexicana" authorized for that purpose on behalf of TELECOMM.

         CCI binds itself to deliver to TELECOMM the bond within five (5) working days after the assignation of the capacity requested in writing.

         The Bond must contain the following terms:

- -        That the Bond be issued under the terms of this Agreement.

- -        That the Bond must be sufficient based upon any modifications to the applicable and standing rate and any increase in demand for capacity.

- -        That the Bond guarantees an amount equivalent to 3 (three) times the monthly amount of the applicable and standing rates of said capacity.

- -        That it remains in effect until TELECOMM expressly authorizes its cancellation.

- -        That it is expressly subject to the execution proceedings set forth in
         Articles 95, [95 BIS] and 118 of the Federal Law of Bonding Companies.

- -        That the Bond will remain in effect during the pendency of any proceeding or lawsuit until a final resolution is pronounced by a competent authority.

                                 USAGE OF BRAND NAMES

FOUR-
TEENTH This Agreement does not grant the right to any of the Parties to use any type of industrial property, including trademarks, service brands, as well as copyright, symbol, corporate abbreviation or logo, without the prior written consent of the proprietor party.

         Any Party violating these requirements will be obliged to pay for the damages and prejudice caused to the other Party and third parties, and will pay for the expenses and costs related to any dispute resulting from such violation, including legal fees.

                                CONTINUANCE OF SERVICE

FIF-
TEENTH TELECOMM and CCI each agree to establish appropriate procedures to promptly solve technical and operative problems that may arise and to facilitate a reliable and efficient rendering of the services to which this Agreement relates.

SIX-
TEENTH The Parties agree to take the necessary actions within their respective technical areas in order to obtain the required facilities needed to properly interconnect their networks at a level of quality that will make possible the provision of the services contemplated herein.

                              DURATION OF THIS AGREEMENT

SEVEN-
TEENTH The Parties agree that the duration of this Agreement will be 10 (ten) years commencing on the date signed, which may be extended by agreement of the parties.

         IF EITHER PARTY WISHES TO END THIS AGREEMENT, IT MUST SUBMIT A WRITTEN NOTICE TO THE OTHER PARTY AT LEAST NINETY (90) DAYS BEFORE THE EXPIRATION OF THE AGREEMENT.

                                    FORCE MAJEURE

EIGHT-
TEENTH Neither Party shall be responsible for nonfulfillment of any obligations under this Agreement, whenever said nonfulfillment results from force majeure circumstances.

         Likewise, both Parties agree that they will be responsibility for interruptions in services due to necessary normal repairs or modifications of their installations, for which they will advise the other Party in writing a minimum of 30 (thirty) days in advance.

         TELECOMM and CCI shall provide the same notices to their customers.

                                    THIRD PARTIES

NINE-
TEENTH The present Agreement is for the benefit of the undersigned Parties and any right or interest derived from the same cannot be assigned or transferred, in whole or in part, to any third party, without prior written consent from the other.

                                  EARLY TERMINATION

TWENTI-
ETH Any Party can terminate this Agreement at any time for reasonable cause duly established, whereupon the Parties will proceed to a final accounting necessary to end this Agreement.

TWENTY-
FIRST If during this Agreement either of the Parties feels that the other has not complied with any of the requirements of this Agreement, the aggrieved Party shall deliver a written notice of said nonfulfillment to the Party at fault, specifying its objections; within seven (7) days beginning from the day of nonfulfillment, including its reasons, whereupon the Parties will endeavor to find a satisfactory agreement. If the Parties cannot agree, either Party can invoke the application of the article of Controversy in this Agreement.

                                  OFFICIAL LANGUAGE

TWENTY-
SECOND The Parties agree that spanish will be the official language for the interpretation and fulfillment of this Agreement, its articles and annexes.

                                    APPLICABLE LAW

TWENTY-
THIRD This Agreement will be ruled by the applicable and existing federal laws of the United States of Mexico and the Parties agree to submit any conflict related to the interpretation and fulfillment of this Agreement and its articles to said laws.

                              ADMINISTRATIVE RESCISSION

TWENTY-
FOURTH The parties agree that TELECOMM can rescind the current Agreement for any of the following causes:

1. Because CCI does not provide the facilities necessary for the interconnection which is the objective of this Agreement.

2. Because CCI does not provide service to customers in the U.S.A. in conformity with what is established in this Agreement and the Operative Agreement.

3. Because the teleports of CCI does not satisfy the technical requirements for the conduction of the digital signals via satellite.

4. Because CCI transfers or assigns in any form, totally or partially, the rights and obligations of this Agreement without the express written authorization of TELECOMM.

5. Because CCI has declared bankruptcy, is insolvent or is dissolved by a competent authority.

6. Because CCI does not present on time and in proper form the bond policy referred to in the thirteenth Article of this Agreement.

7. Because CCI does not update on time and in proper form the bond policy named in the thirteenth Article of this Agreement.

8. In general, for the nonfulfillment of any of the obligations of CCI set forth in this Agreement.

TWENTY-
FIFTH If TELECOMM determines that CCI has violated on any of the provisions for rescission set forth in the preceding Article, it will inform CCI, in writing, that CCI must establish its rights in respect to the nonfulfillment of such obligations within ten
              (10) working days, and if after this term CCI has not manifested any defense or if after analyzing the reasons, TELECOMM determines that the same are not satisfactory, it may terminate this Agreement.

                                   LABOR RELATIONS

TWENTY-
SIXTH CCI as employer of the personnel that are employed in connection with this Agreement, will be responsible for and agrees to respond to all the claims that their laborers present against them or against TELECOMM, related to the nonfulfillment of this Agreement, and in the same way, TELECOMM will assume the nonfulfillment of the and social security in respect to the laborers serving them in the fulfillment of this Agreement and agree to respond for all the claims in respect of this Agreement.

                                 AGREEMENT CHARACTER

TWENTY-
SEVENTH This Agreement and the Operations Agreement represent the totality of agreements between the Parties; revisions to this Agreement will be by mutual agreement and in writing, whenever such may result from future negotiations between the representatives duly authorized by the Parties.

                                     CONTROVERSY

TWENTY-
EIGHTH In case any controversy arises relating to the interpretation and nonfulfillment of the articles this Agreement and cannot be resolved by agreement, the Parties agree to the jurisdiction of the Federal courts of Mexico City, federal district.

Having Read this Agreement, the Parties acknowledge its contents and extent and have Signed in Quadruplicate, the [15TH] day of the month of [JULY] 199[5], in Mexico City, Federal District.

FOR TELECOMM                           FOR CCI



ING. CARLOS MIER Y TERAN ORDIALES      MR. ROAN SCRAPER
GENERAL DIRECTOR                       PRESIDENT

                                       ANNEX 1


                                 OPERATING AGREEMENT

                                 OPERATING AGREEMENT


I.  General provisions

I.1 This Operating Agreement regulates the conditions of the technical operations, financial accounting and commercial responsibilities that Telecomm and CCI will apply in the interconnection and installation of the satellite networks between the United States of Mexico and the United States of America, conforming to the Agreement of which this annex is an integral part.

I.2 This Operating Agreement is part of the Agreement and will be reviewed as and when the needs of the service thus require it.

I.3 Modifications and changes to be included in this Agreement by Telecomm and CCI are to be signed by the legally recognized representatives of each.

I.4 The persons authorized to respond to technical, financial and commercial questions can be substituted by means of prior notification to the other party.

II.   Technical-operation provisions

II.1 Telecomm agrees to extend to the United States of America their satellite network, integrated with space segment of its satellites, by means of the interconnection of earth stations established in the domiciles of the users with the proprietary teleports of CCI in each country, with the end purpose to present permanent service to conduct digital signals, according to the following:

      A. In Mexican territory, Telecomm will provide the conduction of the digital signals, proportional to the space segment necessary for the user according to his need.

      B. Users must comply with the legal dispositions and regulations in effect in each country, as well as the administrative issues in effect at Telecomm. The users will be responsible for the operation and maintenance of the earth stations installed in their domiciles.

      C. In the United States of America, CCI will be responsible [TO PROVIDE THE FACILITIES OF THEIR TELEPORTS, AS WELL AS THE METHODS OF TRANSMISSION THEY NEED TO TRANSMIT THE SIGNALS OF THE USERS TO THEIR INSTALLATIONS.]

II.2 The parties agree to combine their forces to secure the highest quality service, including the corresponding preventative maintenance and correction of control systems, with the objective to eliminate possible technical problems that present themselves. At the same time, CCI agrees to effect the alignment of the earth stations that the users utilize for the establishment of the respective satellite connection not less than two days prior to the initiation of service operations.

II.3     Telecomm and CCI [COUNT ON EACH OTHER AND TRUST ONE ANOTHER
         TO RESOLVE THE POSSIBLE FAILURES IN THE SERVICE, AS WELL AS PROBLEMS OF THE USERS IN RELATION TO THE SAME SERVICE. PARTIES WILL PROVIDE NOTICE OF ANY FAILURE IN THE COUNTRY WHERE IT ORIGINATED VIA TELEPHONE OR FAX OR TELEX.]

         Telecomm will send notice of failures or problems to:

              Jay Mueller

         CCI will notify:

              Manager of Satellite Control

III.     Commercial provisions

III.1 Telecomm obligates itself to assign frequencies to the Mexican satellite system to CCI.
III.2 Telecomm will provide to CCI the space segment for commercial use not subject to interruption.

         CCI, for its part, will pay monthly to Telecomm the corresponding price to the bank mentioned in the Agreement. CCI will send notice in writing to Telecomm of the deposit.

III.3 In the case of service interruptions, the party affected will notify the other of interruption after the interruptions have been verified, subject to the general conditions of the public service documents of Telecomm.

III.4 Previous consent is required for material publication of the name of one party or the other.

III.5    Contact names

PV.      Contact names

V.       Contact names


                                      2